Exhibit 99.1

FactSet Research Systems Inc.
601 Merritt 7
Norwalk, Connecticut 06851
203.810.1000 / 203.810.1001 Fax	Contact:
Rachel Stern
News Release	FactSet Research Systems Inc.
203.810.1000
FOR IMMEDIATE RELEASE

FactSet Second Quarter Results Highlight ASV Acceleration of 9.5%, EPS Growth of 12.0%

NORWALK, Conn., March 15, 2016 - FactSet Research Systems Inc. (NYSE:FDS) (NASDAQ:FDS), a leading provider of integrated financial information and analytical applications, today announced its results for the second quarter of fiscal 2016.

For the quarter ended February 29, 2016, revenues grew to $281.8 million. Operating income was $85.3 million compared to $80.6 million in the prior year period. Net income was $67.8 million versus $61.6 million a year ago. Diluted earnings per share were $1.63 compared to $1.46 in the same period of fiscal 2015.

Beginning in the second quarter of fiscal 2016, the Company changed its non-GAAP reporting by adjusting for deal-related amortization. Adjusted operating income and margin, adjusted net income and adjusted earnings per share exclude both deal-related amortization and non-recurring items. The Company believes that this change to its reported adjusted financial measures better reflects the underlying economic performance of FactSet. A supplementary schedule reconciling GAAP results to these adjusted financial measures is presented beginning on page 9 of this earnings release.

Excluding revenues acquired from acquisitions completed within the last 12 months and the effects of foreign currency, organic revenues grew 9.5%. Adjusted operating income for the quarter was $93.3 million, up 8.6% over the prior year. Adjusted operating income during the just completed second quarter excludes $4.1 million of deal-related amortization and $3.8 million of incremental expense from restructuring actions and stock-based compensation related to a change in the vesting of performance-based stock options. Adjusted net income advanced 9.9% over the prior year and excludes the after-tax charge of $2.9 million from deal-related amortization, the after-tax charge of $2.7 million from restructuring actions and incremental stock-based compensation expense and $7.3 million in income tax benefits from the permanent reenactment of the U.S. Federal R&D tax credit, retroactive to January 1, 2015. Adjusted diluted EPS was up 12.0% to $1.59 and excludes the net effect of the $0.17 benefit from the permanent reenactment of the U.S. Federal R&D tax credit, a $0.07 detriment from deal-related amortization and a $0.06 detriment from restructuring actions and incremental stock-based compensation expense.

Consolidated Statements of Income

(Condensed and Unaudited)

	Three Months Ended
	February 29,	February 28,
(In thousands, except per share data)	2016	2015	Change
Revenues	$281,796	$247,792	13.7%
Adjusted operating income	$93,260	$85,850	8.6%
Adjusted net income	$66,081	$60,140	9.9%
Adjusted diluted earnings per share	$1.59	$1.42	12.0%
GAAP diluted earnings per share	$1.63	$1.46	11.6%
Diluted weighted average shares	41,536	42,306

“FactSet continues to perform well and with our unique content, superior workflow and analytical solutions, and unmatched client support, we will continue to partner with our clients to grow their businesses.” said Phil Snow, FactSet’s CEO.

Annual Subscription Value (“ASV”)

ASV was $1.139 billion at February 29, 2016, up 9.5% organically from the prior year. Over the last three months organic ASV increased $29.8 million, which excludes the effects of foreign currency. ASV at any given point in time represents the forward-looking revenues for the next 12 months from all services currently being supplied to clients.

Buy-side and sell-side ASV growth rates were both 9.5% for the second fiscal quarter of 2016. Buy-side clients account for 83.4% of ASV and the remainder is derived from sell-side firms that perform mergers and acquisitions advisory work, capital markets services and equity research. Supplementary tables covering buy-side and sell-side ASV growth rates are presented on page 11 of this earnings release.

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Financial Highlights – Second Quarter of Fiscal 2016

●	ASV from U.S. operations was $766 million and $373 million was related to non-U.S. operations.
●	U.S. revenues were $189.7 million. Excluding revenues from acquisitions completed within the past 12 months, the U.S. growth rate was 9.4%.
●	Non-U.S. revenues rose to $92.1 million. Excluding the impact of foreign currency and acquisitions completed within the past 12 months, the international growth rate was 9.6%.
●

Adjusted operating margin was 33.1%, compared to 34.6% in the year ago second quarter. Portware’s operations reduced FactSet’s just completed second quarter operating margin by 130 basis points and diluted earnings per share by $0.02. Excluding deal-related amortization, the Portware acquisition was $0.02 accretive in the just completed second quarter.

●

The U.S. Federal R&D tax credit, which had previously expired on December 31, 2014, was reinstated during the second quarter of fiscal 2016. The R&D tax credit was retroactive to January 1, 2015, and by providing for a permanent R&D tax credit, the yearly uncertainty surrounding the extension of the credit has been removed. The reenactment resulted in income tax benefits of $7.3 million, or $0.17 per diluted share, reducing the Company’s annual effective tax rate to 28.8%.

●	Quarterly free cash flow of $81.1 million represents the highest reported second quarter free cash flow in Company history.

Operational Highlights – Second Quarter of Fiscal 2016

●	Client count rose by 51 and totaled 3,057 at February 29, 2016.
●	User count grew 10.6% to 63,500, reflecting 331 net new users.
●	Annual client retention was greater than 95% of ASV. When expressed as a percentage of clients, annual retention increased to 95%, up from 93% in the prior year second quarter.
●	Employee count was 8,093 at February 29, 2016, up 160 people in the past three months. Excluding the acquired Portware workforce, headcount increased 13.6% from a year ago.
●	Capital expenditures were $12.1 million, of which $5.7 million related to the buildout of the Company’s New York office.
●	Common shares outstanding were 41.0 million at February 29, 2016.
●	A regular quarterly dividend of $18.0 million, or $0.44 per share, was paid on March 15, 2016, to common stockholders of record as of February 29, 2016.
●

The Company repurchased 465,100 shares for $71.4 million during the quarter. At February 29, 2016, $270.9 million remained authorized for further repurchases. Over the last 12 months, $336 million has been returned to stockholders in the form of share repurchases and dividends, funded entirely by cash generated from operations.

●	FactSet was recently recognized for the eighth time on Fortune’s 100 Best Companies to Work For®, the only Connecticut-based company to make the list.
●

The SPDR FactSet Innovative Technology ETF began trading on the NYSE Arca in January 2016. This FactSet index leverages the Company’s U.S. sector classification system to uniquely identify technology-related companies in new, rapidly evolving areas, such as mobile devices, cyber security and cloud computing.

Business Outlook

The following forward-looking statements reflect FactSet’s expectations as of today’s date. Given the risk factors, uncertainties and assumptions discussed below, actual results may differ materially. FactSet does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Third Quarter Fiscal 2016 Expectations

●	Revenues are expected to range between $286 million and $289 million.
●

GAAP operating margin is expected to range between 31.0% and 32.0% which includes a 120 basis point reduction from the operations of Portware. Adjusted operating margin is expected to range between 32.5% and 33.5%.

●	The annual effective tax rate is expected to range between 28.5% and 29.5%.
●	GAAP diluted EPS should range between $1.54 and $1.58. Adjusted EPS is expected to range between $1.60 and $1.64. The midpoint of the adjusted EPS range represents 11.0% growth over the prior year.

Conference Call

The Company will host a conference call today, March 15, 2016 at 11:00 a.m. Eastern Time to review the second quarter fiscal 2016 earnings release. To listen, please visit the “Audiocasts” section on FactSet's Investor Relations website at http://investor.factset.com.

Forward-looking Statements

This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company's strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "should," "indicates," "continues," "subscriptions" and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K and quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to: the current status of the global economy; the ability to integrate newly acquired companies and businesses; the stability of global securities markets; the ability to hire qualified personnel; the maintenance of the Company's leading technological position; the impact of global market trends on the Company's revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; the retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

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About Adjusted Financial Measures

Financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”) including operating income, operating margin, net income and diluted earnings per share have been adjusted. Adjusted operating income during the just completed second quarter excludes $4.1 million of deal-related amortization and $3.8 million of restructuring actions and incremental stock-based compensation expense. Adjusted net income excludes an after-tax charge of $2.9 million from deal-related amortization, the after-tax charge of $2.7 million from restructuring actions and incremental stock-based compensation expense and $7.3 million in income tax benefits from the permanent reenactment of the U.S. Federal R&D tax credit. Adjusted diluted EPS of $1.59 excludes the net effect of a $0.17 benefit from the reenactment of the U.S. Federal R&D tax credit, a $0.07 detriment from deal-related amortization and a $0.06 detriment from restructuring actions and incremental stock-based compensation expense. FactSet uses these adjusted financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The Company believes that these adjusted financial measures and the information they provide are useful to investors because they permit investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Investors may benefit from referring to these adjusted financial measures in assessing the Company’s performance and when planning, forecasting and analyzing future periods and may also facilitate comparisons to its historical performance. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

About Non-GAAP Free Cash Flow

The GAAP financial measure, cash flows provided by operating activities, has been adjusted to report non-GAAP free cash flow that includes the cash cost for taxes and changes in working capital, less capital expenditures. Included in the recently completed second quarter was $93.2 million of net cash provided by operations and $12.1 million of capital expenditures. The presentation of free cash flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. FactSet uses this financial measure, both in presenting its results to stockholders and the investment community, and in the Company’s internal evaluation and management of the business. Management believes that this financial measure is useful to investors because it permits investors to view the Company’s performance using the same metric that management uses to gauge progress in achieving its goals and is an indication of cash flow that may be available to fund further investments in future growth initiatives.

About FactSet

FactSet is a leading provider of integrated financial information and analytical applications. More than 63,000 users stay ahead of global market trends, access extensive company and industry intelligence, and monitor performance with FactSet's desktop analytics, mobile applications, and comprehensive data feeds. The Company has been included in FORTUNE's Top 100 Best Companies to Work For, the United Kingdom's Great Places to Work and France's Best Workplaces. FactSet is listed on the New York Stock Exchange and NASDAQ (NYSE:FDS) (NASDAQ:FDS). Learn more at www.factset.com and follow on Twitter: www.twitter.com/factset.

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FactSet Research Systems Inc.

Consolidated Statements of Income – Unaudited

	Three Months Ended		Six Months Ended
(In thousands, except per share data)	February 29, 2016	February 28, 2015	February 29, 2016	February 28, 2015
Revenues	$281,796	$247,792	$552,300	$490,468

Operating expenses
Cost of services	123,911	99,516	238,647	197,059
Selling, general and administrative	72,541	67,628	141,001	132,501
Total operating expenses	196,452	167,144	379,648	329,560

Operating income	85,344	80,648	172,652	160,908

Other (expense) income, net	(424)	534	(331)	964
Income before income taxes	84,920	81,182	172,321	161,872

Provision for income taxes	17,157	19,584	44,594	44,414
Net income	$67,763	$61,598	$127,727	$117,458

Diluted earnings per common share	$1.63	$1.46	$3.06	$2.78

Diluted weighted average common shares	41,536	42,306	41,799	42,324

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FactSet Research Systems Inc.

Consolidated Statements of Comprehensive Income – Unaudited

	Three Months Ended		Six Months Ended
(In thousands)	February 29, 2016	February 28, 2015	February 29, 2016	February 28, 2015
Net income	$67,763	$61,598	$127,727	$117,458

Other comprehensive loss, net of tax
Net unrealized (loss) gain on cash flow hedges*	(1,819)	843	(2,236)	731
Foreign currency translation adjustments	(10,364)	(8,011)	(16,750)	(21,566)
Other comprehensive loss	(12,183)	(7,168)	(18,986)	(20,835)
Comprehensive income	$55,580	$54,430	$108,741	$96,623

* For the three and six months ended February 29, 2016, the unrealized loss on cash flow hedges was net of tax benefits of $1,068 and $1,312 respectively. The unrealized gain on cash flow hedges disclosed above for the three and six months ended February 28, 2015, was net of tax expense of $501 and $434, respectively.

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FactSet Research Systems Inc.

Consolidated Balance Sheets - Unaudited

(In thousands)	February 29, 2016	August 31, 2015

ASSETS
Cash and cash equivalents	$175,170	$158,914
Investments	22,931	23,497
Accounts receivable, net of reserves	105,928	95,064
Prepaid taxes	2,107	4,808
Deferred taxes	3,397	2,105
Prepaid expenses and other current assets	17,808	19,786
Total current assets	327,341	304,174

Property, equipment, and leasehold improvements, net	75,667	59,264
Goodwill	489,340	308,287
Intangible assets, net	106,753	40,052
Deferred taxes	17,744	20,599
Other assets	4,860	4,295
TOTAL ASSETS	$1,021,705	$736,671

LIABILITIES
Accounts payable and accrued expenses	$39,210	$33,880
Accrued compensation	35,079	44,916
Deferred fees	44,038	38,488
Taxes payable	3,345	3,755
Deferred taxes	321	562
Dividends payable	18,044	18,179
Total current liabilities	140,037	139,780

Deferred taxes	1,469	1,697
Taxes payable	8,488	6,776
Long-term debt	300,000	35,000
Deferred rent and other non-current liabilities	30,653	21,834
TOTAL LIABILITIES	480,647	$205,087

STOCKHOLDERS’ EQUITY
Common stock	$507	$503
Additional paid-in capital	595,030	542,355
Treasury stock, at cost	(1,104,567)	(988,873)
Retained earnings	1,113,126	1,021,651
Accumulated other comprehensive loss	(63,038)	(44,052)
TOTAL STOCKHOLDERS’ EQUITY	541,058	531,584
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,021,705	$736,671

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FactSet Research Systems Inc.

Consolidated Statements of Cash Flows - Unaudited

(In thousands)	Six Months Ended
	February 29, 2016	February 28, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$127,727	$117,458
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	18,260	16,222
Stock-based compensation expense	15,027	11,037
Deferred income taxes	732	2,697
Gain on sale of assets	—	(4)
Tax benefits from share-based payment arrangements	(10,804)	(11,743)
Changes in assets and liabilities, net of effects of acquisitions
Accounts receivable, net of reserves	(5,683)	(9,280)
Accounts payable and accrued expenses	1,930	4,206
Accrued compensation	(10,180)	(12,753)
Deferred fees	913	2,624
Taxes payable, net of prepaid taxes	15,138	3,139
Prepaid expenses and other assets	1,816	(1,664)
Deferred rent and other non-current liabilities	9,372	(1,172)
Other working capital accounts, net	(22)	(27)
Net cash provided by operating activities	164,226	120,740

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	(264,087)	(30,133)
Purchases of investments	(12,530)	(12,437)
Proceeds from sales of investments	12,423	7,535
Purchases of property, equipment and leasehold improvements, net of proceeds from dispositions	(26,438)	(11,764)
Net cash used in investing activities	(290,632)	(46,799)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(36,132)	(32,286)
Repurchase of common stock	(115,695)	(106,317)
Proceeds from debt	265,000	35,000
Debt issuance costs	(12)	(32)
Proceeds from employee stock plans	26,848	34,393
Tax benefits from share-based payment arrangements	10,804	11,743
Net cash provided by (used in) financing activities	150,813	(57,499)

Effect of exchange rate changes on cash and cash equivalents	(8,151)	(10,750)

Net increase in cash and cash equivalents	16,256	5,692

Cash and cash equivalents at beginning of period	158,914	116,378
Cash and cash equivalents at end of period	$175,170	$122,070

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Reconciliation of GAAP Results to Adjusted Financial Measures

Financial measures in accordance with U.S. GAAP including operating income, operating margin, net income and diluted earnings per share have been adjusted below. FactSet uses these adjusted financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The Company believes that these adjusted financial measures and the information they provide are useful to investors because they permit investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Adjusted measures may also facilitate comparisons to FactSet’s historical performance.

(Unaudited)	Three Months Ended
(In thousands, except per share data)	February 29, 2016	February 28, 2015	Change
GAAP Operating income	$85,344	$80,648
Deal-related amortization (a)	4,078	2,048
Restructuring actions (b)	2,430	3,154
Vesting performance-based stock options (c)	1,408	—
Adjusted operating income	$93,260	$85,850	8.6%
Adjusted operating margin	33.1%	34.6%

GAAP Net income	$67,763	$61,598
Deal-related amortization (a)(d)	2,903	1,425
Restructuring actions (b)(d)	1,730	2,196
Vesting performance-based stock options (c)(d)	1,002	—
Income tax benefits from reenactment of the U.S. Federal R&D tax credit (e)(f)	(7,317)	(5,079)
Adjusted net income	$66,081	$60,140	9.9%

Adjusted Diluted earnings per common share	$1.59	$1.42	12.0%
Weighted average common shares (Diluted)	41,536	42,306

(a)

GAAP operating income in the second quarter of fiscal 2016 was adjusted to exclude $4.1 million of pre-tax deal-related amortization, which reduced diluted earnings per share by $0.07. GAAP operating income in the second quarter of fiscal 2015 was adjusted to exclude $2.0 million of deal-related amortization, which reduced diluted earnings per share by $0.03.

(b)

GAAP operating income in the second quarter of fiscal 2016 was adjusted to exclude a pre-tax charge of $2.4 million from restructuring actions initiated by the Company. The restructuring actions reduced diluted earnings per share by $0.04 in the just completed second quarter. GAAP operating income for fiscal 2015 was adjusted to exclude a pre-tax charge of $3.2 million primarily from changes in the senior leadership responsible for the Company’s salesforce. This incremental expense reduced diluted earnings per share by $0.05 in the year ago second quarter.

(c)

GAAP operating income in the second quarter of fiscal 2016 was adjusted to exclude $1.4 million of pre-tax expense related to a change in the vesting of performance-based stock options. The incremental expense reduced diluted EPS by $0.02.

(d)

For the purposes of calculating adjusted net income and adjusted diluted earnings per share, deal-related amortization and non-recurring items were taxed at the effective tax rates of 28.8% for fiscal 2016 and 30.4% for fiscal 2015.

(e)

The U.S. Federal R&D tax credit, which had previously expired on December 31, 2014, was permanently reenacted and retroactive to January 1, 2015. The reenactment resulted in discrete income tax benefits of $7.3 million or $0.17 per diluted share during the second quarter of fiscal 2016.

(f)

In the year ago second quarter, the U.S. Federal R&D tax credit was reinstated, retroactive to January 1, 2014 and extended through the end of the 2014 calendar year. The reenactment resulted in discrete income tax benefits of $5.1 million or $0.12 per diluted share during the second quarter of fiscal 2015.

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Supplementary Schedule of Historical Adjusted Financial Measures

The following table presents adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per share, and may be useful to facilitate historical comparisons.

(Unaudited)

(In thousands, except per share data)	Q2’16	Q1’16	Q4’15	Q3’15	Q2‘15	Q1‘15
GAAP Operating income	$85,344	$87,308	$85,653	$85,356	$80,648	$80,260
Deal-related amortization	4,078	2,922	1,787	2,284	2,048	2,101
Non-recurring items	3,838	690	3,010	—	3,154	—
Adjusted operating income	$93,260	$90,920	$90,450	$87,640	$85,850	$82,361
Adjusted operating margin	33.1%	33.6%	34.6%	34.4%	34.6%	33.9%

GAAP Net income	$67,763	$59,965	$62,184	$61,409	$61,598	$55,860
Deal-related amortization	2,903	2,004	1,246	1,597	1,425	1,454
Non-recurring items	(4,585)	474	(183)	(1,408)	(2,883)	—
Adjusted net income	$66,081	$62,443	$63,247	$61,598	$60,140	$57,314

Adjusted Diluted earnings per common share	$1.59	$1.48	$1.51	$1.46	$1.42	$1.35
Weighted average common shares (Diluted)	41,536	42,063	41,995	42,297	42,306	42,340

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Supplementary Schedules of Historical ASV by Client Type

The following table presents the percentages and growth rates of ASV by client type, excluding currency, and may be useful to facilitate historical comparisons.

	Q2’16	Q1’16	Q4’15	Q3’15	Q2‘15	Q1‘15
% of ASV from buy-side clients	83.4%	83.2%	82.5%	82.8%	82.8%	82.5%
% of ASV from sell-side clients	16.6%	16.8%	17.5%	17.2%	17.2%	17.5%

ASV Growth rate from buy-side clients	9.5%	9.3%	9.0%	8.5%	8.7%	8.9%
ASV Growth rate from sell-side clients	9.5%	10.0%	9.8%	10.9%	7.9%	6.7%
ASV Growth rate from all clients	9.5%	9.4%	9.2%	8.9%	8.5%	8.5%

The following table presents the calculation of the above-mentioned growth rates by client type for the second quarter of fiscal 2016.

	Feb 29, 2016	Feb 28, 2015	Q2 2016 ASV Growth Rate
(In millions)
As reported ASV	$1,139.2	$1,004.6
Less acquired ASV (a)	(39.7)	—
Currency impact (b)	0.8	—
Organic ASV total	$1,100.3	$1,004.6	9.5%
Buy-side	911.0	831.8	9.5%
Sell-side	189.3	172.8	9.5%

(a)	Acquired ASV from acquisitions completed within the last 12 months.

(b)	The negative impact from foreign currency movements over the past 12 months was added back in order to calculate total organic ASV.